UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)September 12, 2022

UNRIVALED BRANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-54258	26-3062661
(Commission File Number)	(IRS Employer Identification No.)

3242 S. Halladay St., Suite 202 Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

(888) 909-5564

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001	UNRV	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2022, the Board of Directors of Unrivaled Brands, Inc. (the “Company”) appointed Ms. Patty Chan, age 35, as the Company’s Interim Chief Financial Officer and as the Company’s Principal Financial Officer.  Ms. Chan has over 14 years of accounting, financial reporting, compliance, and operational experience across the cannabis, real estate, and financial services industries.  Before entering the cannabis and CBD industries, she accrued nearly 10 years of experience managing forensic accounting engagements for business litigation, supervising and conducting fraud investigations, and preparing forensic analysis of complex financial transactions.  She previously served as Chief Financial Officer for Upexi Inc. f/k/a Grove Inc. (UPXI:NASDAQ CM) a manufacturing, distribution, wholesale and retail company in the CBD industry from June 2016 until June 2020. Ms. Chan received a B.A. in Economics with a minor in accounting and political science from the University of California, Los Angeles and is a Certified Public Accountant in the state of California.

Ms. Chan currently serves as a Manager at Adnant, LLC (“Adnant”), a position she has held since February 2021. Adnant is an accounting and consulting firm advising cannabis companies on technical and operational accounting, strategic transactions, and the public offering process. As previously disclosed, the Company engaged Adnant to provide executive level consulting and related business support and services related to the Company’s present and future challenges and opportunities. The Company’s Interim Chief Executive Officer and its Interim Chief Legal Officer also serve in roles at Adnant. At Adnant, Ms. Chan focuses on advising hypergrowth clients on their operations and audit preparation as well as managing the accounting and reporting for cannabis investment funds. She has also implemented financial controls and infrastructure for cannabis clients in various stages of their business development.

Upon the appointment of Ms. Chan, Mr. Jeffrey Batliner will step down from the Chief Financial Officer role but will continue to work with the Company in other capacities.

Except as described above, there is no arrangement or understanding between Ms. Chan and any other person pursuant to which she was selected as an officer of the Company and there are no family relationships between Ms. Chan and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Ms. Chan has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On September 12, 2022, the Company issued a press release announcing the appointment of Ms. Chan as Interim Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, and in Exhibit 99.1, referenced herein is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, unless the Company expressly so incorporates such information by reference.

Safe Harbor Statement

Information provided in this Current Report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Company’s plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see “Risk Factors” as described in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 15, 2022 and other reports on file with the U.S. Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

                (d) Exhibits.

99.1	Press Release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNRIVALED BRANDS, INC.

Date: September 12, 2022	By:	/s/ Sabas Carrillo
	Name:	Sabas Carrillo
	Title:	Interim Chief Executive Officer

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